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                                                                     EXHIBIT 5.1

               [LETTERHEAD HELLER, EHRMAN, WHITE & MCAULIFFE L.L.P.]

                                           , 2000

                                                                      24073-0001

Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, California 94502

                         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and
Exchange Commission on or about             , 2000, for the purpose of
registering under the Securities Act of 1933, as amended, up to 6,000,000 shares of its Common Stock, $0.001 par value (the "Shares"). The Shares are issuable pursuant to the Common Stock Purchase Agreement, dated November 2, 2000, among the Company and Townsbury Investments Limited (the "Agreement") and pursuant to the warrants to purchase shares of Common Stock (the "Warrants") issued by the Company to Townsbury Investments Limited.

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

    (a) The Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of
                   , 2000, and certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as being the Amended and Restated Certificate of Incorporation most recently filed by the Company with the Delaware Secretary of State as of the date of this opinion;

    (b) The By-laws of the Company certified to us by the Chief Executive Officer, President and Chief Financial Officer of the Company as the form of By-Laws most recently approved by the Company as of the date of this opinion;

    (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

    (d) A letter from ChaseMellon Shareholder Services L.L.C., the Company's
       Transfer Agent, dated             , 2000 as to the number of shares of
       Common Stock that were outstanding as of             , 2000;

    (e) The Registration Statement;

    (f) The Agreement; and

    (g) The Warrants.

    This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

    Our opinion expressed herein assumes that the Agreement and the Warrants were duly authorized, executed and delivered by the parties thereto in the form that we have reviewed as of the date of this
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Calypte Biomedical Corporation
            , 2000
Page 2

opinion, and that the full consideration stated in the Agreement and the Warrants and set by the Board of Directors when authorizing the issuance of the Shares will be paid for the Shares.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued in accordance with the terms of the Agreement and the Warrants and the resolutions authorizing their issuance; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that when issued, the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of persons who purchase shares from TIL pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          HELLER, EHRMAN, WHITE & MCAULIFFE